EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82081 and No. 33-72372) of Flowserve Corporation of our report dated June 25, 2004 relating to the financial statements of the Flowserve Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Dallas, TX
June 25, 2004